Press Release

iCAD, INC. REPORTS FIRST QUARTER 2007 OPERATING RESULTS
Highlights include 41% revenue growth over first quarter
of 2006 and lower net loss

Nashua, NH—May 8, 2007—iCAD, Inc (Nasdaq: ICAD), an industry-leading provider of Computer-Aided Detection (CAD) solutions for the early detection of cancer, today announced financial results for its first quarter ended March 31, 2007.

Highlights of the quarter include 41% revenue growth, higher gross margin and a reduced loss from operations over the first quarter of 2006. The Company reported revenue of $6.1 million for the first quarter of 2007 as compared to $4.4 million for the same period of 2006. Gross margin for the first quarter increased to 80.3%, from 79.0% in the prior-year first quarter. Net loss for the first quarter of 2007, including equity based compensation of $277,000, decreased to $554,000, or ($0.02) per share, compared to a net loss, including equity based compensation of $8,000, of $1.6 million or ($0.04) per share in the first quarter of 2006.

Sales of iCAD’s digital solutions rose 76% over the prior year first quarter from $2.0 million to $3.5 million due to the continued strength in demand for full field digital mammography technology. Sales of film based products rose 3% over the prior year first quarter from $1.76 million to $1.8 million and service revenue rose 35% over the prior year first quarter from $650,000 to $877,000. Additionally, backlog rose 320% over the prior year first quarter from $493,000 to $2.1 million.

	Q1 2007	Q1 2006	% Growth
Digital revenue	$3,453,370	$1,964,060	75.8%
Film based revenue	1,817,304	1,759,907	3.3%
Service revenue	876,812	649,683	35.0%
Total revenue	$6,147,486	$4,373,650	40.6%

“Our first quarter performance demonstrates the continued strong demand for digital mammography CAD. Also, on a comparative basis, we’ve made significant progress against our key financial measures as well,” said Ken Ferry, Chief Executive Officer of iCAD, Inc. “We are also seeing business momentum on a global basis and believe that the increasing demand for digital mammography CAD in Europe and Japan will nicely compliment our U.S. performance in the coming quarters. This additional market reach will also serve us well as we bring new CAD products to the market that we expect will extend our reach beyond mammography.”

iCAD’s management will host a conference call today at 10:00 a.m. EDT to discuss financial results and answer investor questions. Shareholders and other interested parties may participate by dialing +1 866 356 4123 (domestic) or +1 617 597 5393 (international) and entering passcode 76366422, a few minutes before the start of the conference call. A replay of the conference call will be accessible two hours after its completion through May 15, 2007 by dialing +1 888 286 8010 (domestic) or +1 617 801 6888 (international) and entering passcode 97889019. The call will also be broadcast live and archived for 90 days on the Internet at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

About iCAD, Inc.

iCAD, Inc. (NASDAQ: ICAD) is an industry-leading provider of Computer-Aided Detection (CAD) solutions that enable healthcare professionals to better serve patients by identifying pathologies and pinpointing cancer earlier. iCAD offers a comprehensive range of high-performance, upgradeable CAD systems for the high, mid and low volume mammography markets. iCAD is entrusted with the task of early cancer detection by almost one thousand women’s healthcare centers worldwide. For more information, call +1 877 iCADnow or visit www.icadmed.com.

For iCAD, contact Darlene Deptula-Hicks at 603-882-5200 x7944 or via email at ddeptula@icadmed.com

For iCAD Investor Relations, contact Kevin McGrath of Cameron Associates at 212-245-4577 or via email at kevin@cameronassoc.com

For iCAD Public Relations, contact Wendy Ryan of Schwartz Communications at 781-684-0770 or via e-mail at icad@schwartz-pr.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.

iCAD, INC.

Consolidated Statements of Operations
(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006

Sales	$6,147,486	$4,373,650
Cost of sales	1,208,628	918,879
Gross margin	4,938,858	3,454,771

Operating expenses:
Engineering and product development	1,064,875	1,319,198
General and administrative	1,813,355	1,749,053
Marketing and sales	2,508,759	1,985,687
Total operating expenses	5,386,989	5,053,938

Income (loss) from operations	(448,131)	(1,599,167)

Interest expense - net	105,806	6,727

Net loss	(553,937)	(1,605,894)

Preferred dividend	29,050	30,432

Net income (loss) attributable to common stockholders	$(582,987)	$(1,636,326)

Net income (loss) per share:
Basic and Diluted	$(0.02)	$(0.04)

Weighted average number of shares used in
computing income (loss) per share:
Basic and diluted	37,472,457	36,863,386

iCAD, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	March 31,	December 31,
Assets	2007	2006
Current assets:
Cash and cash equivalents	$3,431,049	$3,623,404
Trade accounts receivable, net of allowance for doubtful
accounts of $91,000 in 2007 and $88,000 in 2006	3,874,547	3,683,178
Inventory, net	2,628,382	3,031,995
Prepaid and other current assets	276,126	219,723
Total current assets	10,210,104	10,558,300

Property and equipment:
Equipment	3,953,460	3,716,247
Leasehold improvements	59,856	70,164
Furniture and fixtures	306,059	296,170
Marketing assets	295,893	290,282
	4,615,268	4,372,863
Less accumulated depreciation and amortization	2,499,444	2,269,139
Net property and equipment	2,115,824	2,103,724

Other assets:
Deposits	63,194	60,444
Patents, net of accumulated amortization	126,863	146,394
Technology intangibles, net of accumulated amortization	3,577,905	3,731,926
Tradename, distribution agreements and other,
net of accumulated amortization	167,400	173,600
Goodwill	43,515,285	43,515,285
Total other assets	47,450,647	47,627,649

Total assets	$59,776,575	$60,289,673

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,062,352	$2,557,108
Accrued interest	327,669	221,050
Accrued salaries and other expenses	2,247,014	2,547,231
Deferred revenue	917,595	788,122
Current maturities of notes payable	-	375,000
Total current liabilities	5,554,630	6,488,511

Convertible revolving loans payable to related party	2,258,906	2,258,906
Convertible loans payable to related parties	2,786,765	2,784,559
Convertible loans payable to non-related parties	669,118	663,970
Other long term liabilities	86,433	122,000
Total liabilities	11,355,852	12,317,946

Commitments and contingencies

Stockholders' equity:
Preferred stock, $ .01 par value: authorized
1,000,000 shares; issued and outstanding
6,295 in 2007 and 2006, with an aggregate liquidation
value of $1,660,000 plus 7% annual dividend,
in 2006 and 2005, respectively.	63	63
Common stock, $ .01 par value: authorized
50,000,000 shares; issued 37,865,333 in 2007
and 37,290,848 shares in 2006; outstanding
37,797,457 in 2007 and 37,222,971 shares in 2006	378,653	372,908
Additional paid-in capital	133,657,535	132,660,347
Accumulated deficit	(84,665,264)	(84,111,327)
Treasury stock at cost (67,876 shares)	(950,264)	(950,264)
Total Stockholders' equity	48,420,723	47,971,727

Total liabilities and stockholders' equity	$59,776,575	$60,289,673

# #